CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective the 26th day of October 2005 (the “Effective Date”) by and between General Investments Capital Ltd. , whose principal place of business is Harlaw Chambers, The Valley, Anguilla, British West Indies (“Consultant”) and Smart Online, Inc. (the “Client”) whose principal place of business is 2530 Meridian Parkway, Second Floor, Durham, North Carolina 27713.

WHEREAS, Consultant is in the business of providing services for management consulting and public relations; and

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed; and

WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to Client.

NOW THEREFORE, in consideration of the mutual promise and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Consulting Services. The Client hereby retains Consultant as an independent consultant to the Client and Consultant hereby accepts and agrees to such retention.

It is acknowledged and agreed by the Client that Consultant carries no professional licenses and is not rendering legal advice or performing accounting services, not acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

Consultant agrees to serve as “Public Relations Representative” to Client and to provide and/or perform some or all of the following, hereafter collectively referred to as the “Services”:

A.	Work with Client, its counsel, directors and representatives to assist in securing the presentation of the company to the investment community.

B.	Provide the Company with advice regarding shareholder relations.

The Client hereby agrees to provide Consultant with shareholder lists, including the NOBO list to facilitate Consultant contacting shareholders of the Client.

2.	Term of Agreement. The term of this Agreement shall commence on the Effective Date and continue in full force and effect until December 31, 2005, subject to prior termination as hereinafter provided and may be renewed as agreed by both parties.

3.	Compensation. In providing the foregoing Services, Consultant shall be responsible for all costs incurred except the Client will be responsible for mailing out due diligence requests and all cost associated with the filing of all regulatory documents, such as with the Securities and Exchange Commission (“SEC”). As fee for the Services to be performed by Consultant, Client shall issue to Consultant, subject to the approval of Client’s Board of Directors, (i) $ 250,000, which the Consultant hereby acknowledges receipt, and (ii) six hundred twenty five thousand (625,000) shares of Client’s common stock (the “Shares”) to be registered when the Client files its next registration statement for selling shareholders, which is expected to be a registration statement on Form S-1 expected to be filed on or after October 10, 2005. As a condition to inclusion of the Shares in the registration statement Consultant also agrees to provide such information as Client shall reasonably request, and to agree to the same covenants agreed to by other selling shareholders whose shares are included in the registration statement.

4.	Restricted Shares. Consultant is taking the shares for investment purposes and not with a view toward distribution and acknowledges that the Shares have not been registered under the Securities Act of 1933 (the “Act”) or any applicable state securities law and that the Shares may not be sold, assigned, pledged, hypothecated, or transferred, unless there exists an effective registration statement therefor under the Act and all applicable state securities laws or Client has received an opinion of counsel, reasonably acceptable to counsel for Client, or other reasonable assurances, that such sale, assignment, pledge, hypothecation, or transfer is exempt from registration and that the stock certificates representing the Shares will contain a legend describing these restrictions. Consultant understands that in the absence of an effective registration statement covering the Shares or an exemption therefrom under the Act and all applicable state securities laws, the Shares must be held indefinitely. In particular, Consultant is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Act, unless all conditions of Rule 144 are met. Among the conditions for the use of Rule 144 may be the availability of current and adequate information to the public about Client. Such information is not now available and Client has no obligation to make such information available. Notwithstanding the foregoing, no opinion of counsel shall be required by Client in connection with the transfer of the Shares to an entity that is a direct or indirect wholly-owned subsidiary of Consultant, provided the entity executes the representations contained in this paragraph. Consultant further agrees that as a condition to inclusion of the Shares on a registration statement as provided in Paragraph 3 above, Consultant will not transfer the Shares until the receipt of notice from Client that the registration statement is effective, notwithstanding that an exemption from registration may be available for the transfer. Thereafter, sales may be made under the registration statement unless Client informs Consultant that the registration omits material information or is no longer effective.

5. Dribble-Out” Agreement.

A.	Consultant hereby agrees that, except as permitted under subsection (c) of this Section, during the Dribble Out Period, as defined herein, Client will not:

i.	Sell any of the Securities or other securities of the Client or Holding Company received on account of ownership of the Securities (the “Dribble-Out Securities”).

ii.	Transfer, assign or otherwise dispose of any of the Dribble-Out Securities.

iii.	Pledge, hypothecate or otherwise create a lien on any of the Lock-Up Securities.

iv.	Loan to any person or entity any shares or other securities of the Client or Holding Company.

v.	Sell short any shares or other securities of the Client or Holding Company.

vi.	Acquire a put option or grant a call option with respect to any shares or other securities of the Client or Holding Company.

vii.	Enter into any agreement concerning any of the foregoing transactions, or otherwise facilitate any other person conducting any of the foregoing transactions.

B.	For purposes of this Section, Holding Company shall mean any company whose stock is publicly traded (i) with which the Client merges or consolidates or (ii) of which the Client or its successor becomes a subsidiary. For purposes of this Section, the Dribble Out Period shall mean the period beginning on the date of this Agreement and ending six (6) months after the effective date of the first registration statement of the Client that registers for resale the Dribble-Out Securities (the “Effective Date”). Notwithstanding the foregoing, after the Effective Date Consultant may sell (if permitted under a registration statement), during any rolling thirty-day period during the Dribble Out Period, up to 25% of the Dribble-Out Securities owned by Consultant on the Effective Date.

C. Notwithstanding the foregoing, provided the transferee first signs an agreement on substantially the terms set forth herein and reasonably acceptable to the Client or Holding Company, Consultant may transfer securities of the Client or Holding Company without payment or other consideration: (i) if consultant is an individual, to any family member, (ii) if Consultant is a corporation, to any direct or indirect parent or subsidiary or any shareholder of Consultant, (iii) if Consultant is a partnership, to any partner of Consultant, (iv) if Consultant is a limited liability company, to any member of Consultant, and (v) if Consultant is a trust, to any beneficiary of such trust.

D.	Consultant further agrees that before and after termination of the Dribble Out Period, Consultant will comply with all securities laws, rules and regulations when purchasing or reselling securities of the Client or Holding Company, including, without limitation, those prohibiting sales and purchases of securities while in possession of material nonpublic information.

E.	The Dribble-Out Securities of Consultant shall have a legend in form and substance acceptable to the Client and Holding Company referring to the restrictions of this Agreement and the Client or Holding Company may instruct the transfer agent of the Client or Holding Company to stop any transfer of any securities in violation of this Agreement and may take any other action required to avoid violation of this Agreement, including, without limitation, obtaining an injunction.

F.	The provisions of this Section shall continue in effect after the Dribble-Out Securities are registered.

G.	Stop Transfer Instructions. Consultant agrees that the Client may issue instructions to its transfer agent that prohibit transfer in violation of this Agreement.

H.	Legends. The Client may place a legend on the Dribble Out Securities referring to the restrictions contained in this Agreement.

6.	Regulatory Compliance. The Client represents that it is in compliance with all applicable material SEC reporting and accounting requirements and all material applicable requirements of the NASD or any stock exchange. The Client further represents that it has not been and is not the subject of any enforcement proceeding or injunction by the Securities and Exchange Commission or any state securities agency.

7.	Legal Compliance. Consultant hereby represents that it has in place policies and procedures relating to, and addressing, the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and relations, including, but not limited to:

A.	The use, release or other publication of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act.

B.	Disclosure requirements outlined in Section 17B of the Exchange Act regarding the required disclosure of the nature and terms of Consultant’s relationship with CLIENT in any and all Consultant literature or other communication(s) relating to CLIENT, including, but not limited to: Press Releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

8.	Confidentiality. The Client and Consultant agree that the work of Consultant does not require Consultant to possess either (i) material non-public information (as such term is defined under applicable federal securities laws) or (ii) confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates, including the names of shareholders of the Client (collectively, “Confidential Information”). Consultant further hereby agrees and covenants that should it possess any Confidential Information:

A Consultant will not make any purchases or sales in the stock of Client based on such Confidential Information.

B.	Consultant will use its commercially reasonable efforts to safeguard and prevent the dissemination of such Confidential Information to third parties unless authorized in writing by Client to do so and as may be necessary in the performance of the Services under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Consultant shall only include in its communications with the press, potential or current investors, or any other person or entity information regarding the Client that is available to the public.

C.	Consultant will not, in any way, utilize or otherwise include such Confidential Information, in actual form or in substantive content, in its analysis for, preparation of or release of any confidential literature or other information relating to Client, including but not limited to: press releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

D.	Consultant will not, during the term of this Agreement, disclose, without prior written consent or authorization of the Client, any of such Confidential Information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the Confidential Information is maintained in the hands of the person to whom the Confidential Information is to be disclosed or its compliance with the terms of a judicial order or administrative process.

9. Termination.

A.	Consultant’s relationship with the Client hereunder may be terminated for any reason whatsoever, at any time, by either party, upon three (3) days written prior notice.

B.	This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or Consultant.

C.	This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within three (3) days of receipt of written notice of such default.

D.	Consultant and Client shall the right and discretion to terminate this Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except the violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

E.	In the event of any termination hereunder all shares or funds paid to the Consultant through the parties shall have no further responsibilities to each other except that the Client shall be responsible to make to Consultant all payments due and owing under Section 3 of this Agreement and Consultant shall be responsible for complying with the provisions of Sections 4, 5, 7 and 8 hereof.

10.	Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client if its performance of consultant services for any other person which could conflict with its obligations under the Agreement. Upon receiving such notice, the Client may terminate the Agreement or consent to Consultant’s outside consulting services.

11.	Disclaimer of Responsibility for Act of the Client. In the event shall Consultant be required by this Agreement to represent or make management decisions for the Client, Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

12.	Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreement or covenant was not contained herein.

13.	Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all other or prior understandings, agreements and negations between the parties.

EXECUTION

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT	CLIENT
General Investments Capital (GIC) Ltd.	Smart Online, Inc.

/s/ Gabriella Adriana Kelemen	/s/ Michael Nouri

Name: Gabriella Adriana Kelemen Title: President Dated: October 26, 2005	Name: Michael Nouri Title: CEO, President Dated: October 26, 2005